Exhibit 99.1

Albany International Announces Successful Completion of its Strategic Review and Schedules Investors Call

•Strategic review concludes with an amended contract on CH-53K® helicopter, new business wins, and improved site profitability
•Reverses reach-forward loss and updates outlook
•Contract modification expected to generate positive cash flow beginning in 2027
•Schedules an Investor Call for September 2, 2026, at 8:30 AM

PORTSMOUTH, N.H.--(BUSINESS WIRE) — September 1, 2026 — Albany International Corp. (NYSE:AIN) today announced the completion of the strategic review of its Amelia Earhart Drive facility in Salt Lake City, Utah. Following new business wins, a renegotiated Boeing 787 contract for one-piece composite fuselage frames, and new contract terms with Sikorsky, a Lockheed Martin Company, on the CH-53K® program, Albany will retain the facility and end the previously announced strategic review. Under the new agreement with Sikorsky, Albany will continue with its current production scope on CH-53K, having improved the financials for the program. Albany partnered with Sikorsky to ensure continuity of production of these heavy lift helicopters, delivering a critical new capability for the United States Marine Corps.

Gunnar Kleveland, Albany International’s President and Chief Executive Officer, said, “We are pleased to announce the completion of our strategic review of the Amelia Earhart Drive facility, which enables the continued execution of the CH-53K program through an amended contract. The contract reduces the program risk, generates positive cash flow, stabilizes 53K aircraft production, and offsets projected losses while maintaining support for our longstanding customer, Sikorsky. Throughout this process, our goal has been to maximize shareholder value while continuing to support our valued customers, as we carefully evaluated multiple alternatives. After reviewing all available options, we concluded that retaining the facility and continuing operations under the amended contract delivers the strongest overall economic outcome. We appreciate the continued engagement and partnership with Sikorsky through this process, which was critical to achieving an outcome that benefits both companies and our troops in the air and on the ground. The outcome of this process allows us to retain a strategically important and well-capitalized manufacturing facility that is well positioned to deliver on a number of existing growth programs and is a key enabler of future growth.”

Chris Stone, President of Albany Engineered Composites said, “In support of that growth, we have entered a contract extension for the composite fuselage frames on the Boeing 787 Dreamliner, a notable legacy program for the Salt Lake City facility. In addition, we have also recently secured new defense contracts with a strategic customer that will expand our program portfolio and contribute to the long-term, balanced growth of our Salt Lake City business.”

Mr. Stone continued, "The conclusion of the strategic review and retention of the Amelia Earhart Drive facility allows us to retain a world-class facility supporting critical A&D customers and programs, including the CH-53K program. Just as importantly, it ensures capacity and expertise to support a growing pipeline of commercial aerospace, defense, and advanced air mobility opportunities with several strategic customers that leverage our composite expertise. The extension with Boeing and the new defense contracts we have recently secured are key examples of the growth pipeline in front of us. I could not be prouder of the performance and professionalism of the team in Salt Lake City. Throughout this process, they remained focused on delivering for our customer and executing at a high level. Their professionalism and dedication played a key role in preserving the strong relationship we have built with our customer and in enabling this outcome. In addition, I’d like to thank Sikorsky for their continued support and collaboration throughout the process and Guggenheim Securities, who served as exclusive financial advisor to Albany International Corp. in connection with its strategic review. I am excited for the future of this site and our business as a whole."

Updated Outlook for the Third Quarter of 2026

•Consolidated net revenue outlook remains unchanged at between $320 million and $330 million
•Machine Clothing net revenue outlook remains unchanged at between $165 million and $170 million
•Engineered Composite net revenue outlook remains unchanged at between $155 million and $160 million
•Adjusted EPS increased from prior guidance of $0.60 to $0.70 to between $1.40 and $1.50
•Third-quarter effective tax rate of 31.5%

Outlook for the Fourth Quarter of 2026
•Consolidated net revenue between $325 million and $335 million
•Machine Clothing net revenue between $170 million and $175 million
•Engineered Composite net revenue between $155 million and $160 million
•Adjusted EPS between $0.65 and $0.75
•Fourth-quarter effective tax rate of 31.5%

The Company will host a webcast at 8:30 a.m. Eastern Time on Wednesday, September 2, 2026. Interested parties are encouraged to listen to the live webcast via the Company’s Investor Relations website at investors.albint.com or by registering via the link here. The event can also be accessed by dialing +1 (833) 461-5787 and using the Meeting ID: 903 513 219

About Albany International Corp.
Albany is a leading materials science developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses:
• Machine Clothing is the world’s leading producer of custom-designed consumable belts, essential for the manufacture of paper, paperboard, tissue, and towel, as well as pulp, non-wovens, and a variety of other industrial applications.
• Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms.
Albany International is headquartered in Portsmouth, New Hampshire, operates 25 facilities in 12 countries, employs approximately 5,700 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the call commentary associated with this release, may contain certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; adjusted net revenues; Adjusted Gross profit/(loss); Adjusted Operating income/(loss);EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; Adjusted Net Income; and Adjusted Diluted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These current year revenues converted at prior year rates are then compared to the U.S. dollar amount as reported in the prior period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

Adjusted Net Income is a supplemental measure of our performance that is not required by, or presented in accordance with U.S. GAAP. The company defines Adjusted Net Income to exclude costs related to the review of strategic alternatives for its structures assembly business, which could include a potential sale of that portion of the business. Such excluded adjustments to profitability to future contracts do not consist of items that are considered normal or recurring in the course of continued business operations.

The Company defines Adjusted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during 2026 and in future years; expectations in 2026 and in future periods of revenues, Adjusted Net Revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted Net Income, Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the

Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor Contact
Karen Blomquist
Director, Investor Relations
Tel +1 603.330.2461
EMAIL Karen.Blomquist@albint.com

Media Contact
Bryan Warren
Senior Marketing & Communications Manager
817-682-6786
bryan.warren@albaec.us

Media Contact
Sheri Tripp
Senior Manager, Corporate Communications and Marketing
Tel +1 603.330.8317
EMAIL Sheri.Tripp@albint.com